                                                                  EXHIBIT 10.16


                      MASTER JOINT BUSINESS AGREEMENT OF

                   Q LUBE,INC. AND DISCOUNT AUTO PARTS, INC.

                                JANUARY 1,1997

                                     INDEX

1.       RECITALS............................................................................................................1
2.       DEFINITIONS.........................................................................................................1
3.       COMPANY FORMATION...................................................................................................4
         a.       Formation..................................................................................................4
         b.       Ownership Interests........................................................................................4
         c.       Management.................................................................................................4
         d.       Terms of Agreement.........................................................................................4
         e.       Additional Entities........................................................................................4
4.       CAPITALIZATION OF THE COMPANY...................................................................................... 5
         a.       Initial Capital............................................................................................5
         b.       Capital Calls..............................................................................................5
5.       TERM................................................................................................................5
6.       COMPANY SITES.......................................................................................................6
         a.       Site Nomination............................................................................................6
         b.       Formal Site Approval.......................................................................................6
         c.       Development Plans..........................................................................................6
         d.       Environmental Considerations...............................................................................7
7.       CONSTRUCTION AND DEVELOPMENT OF CENTERS.............................................................................8
         a.       Company Obligations .......................................................................................8
         b.       Discount's Obligations.....................................................................................8
                  i.       Premises..........................................................................................8
                  ii.      Site Improvements.................................................................................8
                  iii.     Utilities.........................................................................................9
                  iv.      Storage Tanks.....................................................................................9
         c.       Q Lube Obligations.........................................................................................9
                  i.       Building..........................................................................................9
                  ii.      Equipment........................................................................................10
                  iii.     Computers; Furniture.............................................................................10
                  iv.      Tool Packages; Inventory.........................................................................10
8.       INVESTMENT EQUALIZATION............................................................................................10
9.       COMPANY OPERATIONS.................................................................................................11
         a.       Franchise Agreement.......................................................................................11
         b.       Management of Centers.....................................................................................12
         c.       Real Property Subleases...................................................................................12
         d.       Building; Personal Property Leases........................................................................12
         e.       Common Area Maintenance...................................................................................12
10.      FINANCIAL AND ACCOUNTING...........................................................................................12
         a.       Books and Records.........................................................................................12
         b.       Accounting ...............................................................................................13
         c.       Net Profits...............................................................................................13
                  i.       Party Entitlement................................................................................13
                  ii.      Calculation and Payment..........................................................................13

         d.       Medium of Payment.........................................................................................14
         e.       Place of Payment..........................................................................................14
         f.       Taxes.....................................................................................................14
11.      REGULATORY COMPLIANCE..............................................................................................14
12.      INSURANCE..........................................................................................................14
         a.       General...................................................................................................14
         b.       Party Insurance...........................................................................................14
13.      PROPERTY TITLE AND OWNERSHIP.......................................................................................14
         a.       Real Property and Buildings...............................................................................15
         b.       Q Lube Personal Property..................................................................................15
         c.       Joint Property............................................................................................15
14.      TERMINATION........................................................................................................15
         a.       On Default................................................................................................15
         b.       By Agreement..............................................................................................15
         c.       Bankruptcy................................................................................................15
         d.       Non-Profitability.........................................................................................15
         e.       Conditions of Termination By Q Lube.......................................................................15
         f.       Conditions of Termination By Discount.....................................................................17
         g.       Termination After Initial Term of Agreement...............................................................18
15.      INDEMNITIES........................................................................................................18
         a.       Company Indemnity.........................................................................................18
         b.       Discount Indemnities......................................................................................18
                  i.       Physical Condition; Title; Environmental.........................................................18
                  ii.      Condition of Ownership, Occupancy or Other Prior Right...........................................19
         c.       Q Lube Indemnities........................................................................................19
         d.       Mutual Indemnities........................................................................................20
16.      WARRANTIES AND CONDITIONS..........................................................................................20
         a.       Q Lube Warranties.........................................................................................20
                  i.       Authorization....................................................................................20
                  ii.      Corporate Status.................................................................................20
                  iii.     No Conflict......................................................................................20
                  iv.      Valid and Binding Obligations....................................................................20
                  v.       Center Materials.................................................................................20
                  vi.      Titled Assets....................................................................................21
         b.       Discount Warranties.......................................................................................21
                  i.       Authorization....................................................................................21
                  ii.      Corporate Status.................................................................................21
                  iii.     No Conflict......................................................................................21
                  iv.      Valid and Binding Obligations....................................................................21
                  v.       Hazardous Materials..............................................................................21
                  vi.      Center Materials.................................................................................21
                  vii.     Title to Assets..................................................................................21
         c.       Condition to Performance..................................................................................22
17.      NON-COMPETITION COVENANTS..........................................................................................22
         a.       Non-Competition by Discount...............................................................................22

         b.       Non-Competition by Q Lube.................................................................................22
         c.       Other Joint Ventures......................................................................................22
18.      ASSIGNMENT.........................................................................................................23
19.      CONFIDENTIALITY....................................................................................................23
20.      NOTICES............................................................................................................23
         a.       Change of Address or Addressee............................................................................24
21.      DEFAULT............................................................................................................24
         a.       Generally.................................................................................................24
         b.       Notice of Default and Cure................................................................................24
22.      REMEDIES...........................................................................................................25
         a.       General Remedies..........................................................................................25
         b.       Litigation Expenses.......................................................................................25
         c.       Cumulative Remedies.......................................................................................25
23.      DISPUTES...........................................................................................................25
         a.       Non-Binding Arbitration...................................................................................25
         b.       Arbitrators...............................................................................................25
         c.       Choice of Law and Consent to Jurisdiction.................................................................26
24.      MISCELLANEOUS PROVISIONS...........................................................................................26
         a.       Trade Secrets, Trademarks and Other Intellectual Property.................................................26
         b.       Bankruptcy/Insolvency.....................................................................................26
         c.       Severability..............................................................................................27
         d.       Counterparts..............................................................................................27
         e.       Waiver....................................................................................................27
         f.       Time......................................................................................................27
         g.       Integration and Amendment.................................................................................27
         h.       Best Efforts and Good faith...............................................................................27
         i.       No Brokers................................................................................................27
         j.       Force Majeure.............................................................................................27
         k.       Construction..............................................................................................28
         l.       Successors................................................................................................28

                       MASTER JOINT BUSINESS AGREEMENT OF
                   Q LUBE, INC. AND DISCOUNT AUTO PARTS, INC.


         THIS MASTER JOINT BUSINESS AGREEMENT ("AGREEMENT") is made and entered into effective the 1st day of January, 1997 ("EFFECTIVE DATE") and is by and between the following Parties:

                 Q Lube:    Q LUBE, INC.,  a Delaware corporation
                            1385 West 2200 South
                            Salt Lake City, Utah  84119

                 Discount:  DISCOUNT AUTO PARTS, INC.
                            a Florida corporation
                            4900 Frontage Road South
                            Lakeland, Florida 33801

                                   RECITALS:

         WHEREAS, Q Lube, Inc. ("Q LUBE") is a business specializing in the development, operation and franchising of automotive quick oil change and lubrication service centers;

         WHEREAS, Discount Auto Parts, Inc. ("DISCOUNT") is a business specializing in the development and operation of retail auto parts stores;

         WHEREAS, Q Lube and Discount are desirous of entering a joint business agreement wherein the parties jointly develop and operate numerous quick-lube centers at existing Discount locations in Florida, Alabama, South Carolina, Georgia and other Discount locations;

         NOW THEREFORE, in consideration of the mutual covenants and agreements of the Parties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties do hereby agree as follows:

                                   AGREEMENT

1.       RECITALS.  The foregoing Recitals constitute a part of this Agreement.

2.       DEFINITIONS.   Capitalized terms used in this Agreement, are defined
         as follows:

         a.      "ADVERTISING CONTRIBUTION" is defined in Paragraph 9(a)(iii).

         b. "AGREEMENT" shall mean this Master Joint Business Agreement between Q Lube, Inc. and Discount Auto Parts, Inc., together with all exhibits, amendments and attachments hereto.

         c.      "APPROVED ADVERTISING" is defined in Paragraph 9(a)(iii).

         d. "BUILDING" shall mean the building structure (exclusive of Site Improvements) and "pit" provided by Q Lube and leased or sold to the Company to house a Company quick-lube Center. The Building shall be valued at actual cost for all purposes hereunder.

         e. "CASH FLOW" shall mean all cash flows as determined on an accrual basis according to generally accepted accounting principles ("GAAP").

         f. "CENTER" shall mean the Building, Premises, quick-lube garages, bays and other structures approved in the Development Plan for a Site, and all other facilities, fixtures, real estate and Site Improvements otherwise necessary to accommodate and operate a Company operated "Q Lube" quick service motor vehicle center.

         g. "COMPANY" shall mean a mutually agreed upon entity, formed by the Parties pursuant to Paragraph 3, to own and operate the Centers, which shall be a partnership (general or limited), unless otherwise mutually agreed between the parties.

         h.      "COMPANY MANAGER" is defined in Paragraph 3(c).

         i.      "DEVELOPMENT PLAN" is defined in Paragraph 6(c).

         j. "DISCOUNT SITE" shall mean any location upon which Discount has previously operated or upon which it is presently operating a business of any type. Discount Site may also include surplus properties owned or leased by Discount.

         k. "FRANCHISE AGREEMENT" shall mean the Q Lube Franchise Agreement currently in effect, a copy of which is attached hereto as Exhibit "B", used by Q Lube in franchising its quick-lube centers, as may be amended from time to time.

         l. "GROSS REVENUES" shall mean receipts less sales, excise and other taxes, environmental fees, refunds and returns.

         m. "HAZARDOUS SUBSTANCES" shall mean any hazardous or toxic substance, material or waste which is or hereafter becomes regulated by the United States Government and any agency, authority or body thereof, or by any agency, authority or government of any local body, municipality, county, district, province or state in which a Site is located or in which a Center is in operation.


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

         n. "LEASED PREMISES DISCOUNT SITE" shall mean that portion of a Discount Site leased by Discount and subleased or considered for sublease by Discount to the Company for development and operation of a Center. The Leased Premises Discount Site shall have a value equal to the present value of the stream of sublease payments at market value for the initial term of the sublease, at the capitalization rate agreed upon between the Parties.

         o. "PREMISES" shall mean that portion of a Discount Site sold and deeded by general warranty deed, or leased, to the Company for development and operation of a Center. The Premises shall have a value equal to the fair market value of such Premises.

         p.      "OWNERSHIP INTEREST" is defined in Paragraph 3(b).

         q.      "PARTY" or "PARTIES" shall mean Q Lube and/or Discount.

         r. "PROTECTED PROPERTY" shall mean all trademarks, patents, logos, trade names, trade secrets, operational manuals, established procedures, and other confidential and/or proprietary information of either Party or its agents, provided such information:

                 i.       is not broadly published in the public domain;

                 ii. is legitimately treated as a trade secret by the Party claiming it as their Protected Property; and

                 iii. did not come into the public domain by the inappropriate act of the other Party or any franchisee or agent of the other Party.

         s. "Q LUBE FACILITY" or "Q LUBE FACILITIES" shall mean any automotive maintenance facility/ies specializing in the quick lube business which is owned, controlled, franchised or managed by Q Lube, whether operated under the name of Q Lube, Minit-Lube, McQuik's or otherwise.

         t. "SITE" shall mean the geographical location of a Premises upon which a proposed or actual Center is or will be located, regardless of whether such location is owned or leased by Q Lube, DAP or otherwise.

         u. "SITE DATA" shall mean all information reasonably necessary to make an informed decision as to the analysis of Site suitability, and of potential Company operations at a potential Site.

         v. "SITE IMPROVEMENTS" shall mean all improvements to any Site including, but not limited to, site grading, excavation, utility extensions, footings, foundations, paving, curb, gutter, sidewalks and landscaping, but shall not include any buildings, building fixtures, trade fixtures, or pit excavation.

         w. "TOOL PACKAGE" shall mean all hand tools, manual tools, air tools, power tools, tool devices, tool boxes, tool accessories, and oil-change accessories normally and routinely used in the operation of a quick-lube center. The Tool Packages shall not include fixture equipment, or other primary equipment used in the quick-lube operation, such as compressors, hydraulic equipment, oil tanks, lifts, and oil injection equipment.

3.       COMPANY FORMATION.

         a. Formation. Within sixty (60) days after the Effective Date (defined in Paragraph 24(m) below), the Parties shall form a Company for the purpose of owning and/or leasing and operating the Centers. Such Company shall be in a form and place mutually agreed upon by the Parties.

         b. Ownership Interests. Discount will own and/or control a fifty-one percent (51%) ownership interest in the Company and Q Lube will own and/or control a forty-nine percent (49%) ownership interest in the Company. Such ownership interests shall be referred to herein as the Parties' respective "OWNERSHIP INTEREST" in the Company.

         c. Management. The Company shall be managed by a "COMPANY MANAGER" selected by Q Lube with the reasonable consent of Discount, and hired by the Company to oversee and manage the business affairs of the Company. The Company Manager shall report directly to Q Lube and Discount. The Parties shall mutually agree upon reasonable standards for Manager removal. In the event either Party shall, based upon the established removal standards, desire the removal of any particular Company Manager, notice shall be given to the other Party of such dissatisfaction. Within thirty (30) days from the date of delivery of such notice to the other Party, the Company shall cause a thirty
(30) day written notice of removal to be delivered to the Company Manager. Q Lube shall select another Company Manager for employment by the Company upon the later to occur of (i) thirty (30) days after receipt of notice of dissatisfaction, or (ii) the effective date of the removal. The rights of Q Lube to select the Company Manager as set forth in this Section may not be changed or modified by majority vote, but may only be changed or modified with the express written consent of Q Lube.


         d. Terms of Agreement. The organizational documents of the Company shall incorporate, either expressly or by reference, the terms of this Agreement which shall in all respects be binding upon the Company and the Centers.

         e. Additional Entities. The Parties may form additional entities ("ADDITIONAL ENTITIES") to hold and/or own a Party's interest in the Company, to develop and/or operate Centers, and for such other purposes as the parties may hereafter agree in writing, and provided that the organizational documents of all such Additional Entities incorporate the terms of this Agreement. The business affairs of any such Additional Entities shall be managed and overseen by the Company Manager. The Parties agree that they shall respectively remain jointly and severally liable to the other Party for any obligations, performances, or other covenants subsequently assigned to any Additional Entity under this Agreement. No obligations, covenants rights, performances or other transfer of right title or interest under this Agreement shall be effective unless approved in writing by both Parties.

4.       CAPITALIZATION OF THE COMPANY.

         a. Initial Capital. The Company shall receive an initial capitalization by the Parties in a total amount of One Hundred Thousand Dollars ($100,000.00), to be paid by the Parties in proportion to their respective Ownership Interests and within thirty (30) days after formation of the Company. The Parties shall be subject to additional capital calls for the Company as set forth below. Initial capitalization of any Additional Entities shall be by mutual agreement of the Parties.

         b. Capital Calls. In the event the Company shall experience negative Cash Flow which impairs the Company's financial condition or the ability to operate the Centers, either Party may, on behalf of the Company, make a call for additional capital in an amount and so often as may be reasonably necessary to remedy the impaired financial condition of the Company. If mutually agreed by the Parties, any capital call may be in the form of a loan. The amount of capital called for shall be paid by the Parties in proportion to their respective Ownership Interest in the Company. If the Parties are unable to agree as to the reasonableness of a capital call, the reasonableness thereof shall be determined by a mutually agreed upon third party accountant. In the event the Parties cannot agree on a third party accountant, each Party shall appoint their own accountant to determine whether the call for additional capital is reasonable, and if not, to determine a reasonable call amount, if any. In the event the accountants do not agree, a reasonably requested call amount shall be the lower call amount submitted by the accountants, plus one half (1/2) of the difference between the lower call amount and the higher call amount. All analysis by the accountants shall be done in accordance with generally accepted accounting principles. Subject to each Party's rights of termination, the Parties hereby agree to pay all additional reasonably requested capital calls until such time as the financial impairment is remedied, or until the operation of the Company is terminated pursuant to the terms of this Agreement. In the event a Party refuses or fails to timely remit the additional requested capital payment pursuant to this Paragraph, the non-paying Party shall pay to the Company interest on the unpaid amount at the rate of eighteen percent (18%) per annum, from the due date until paid in full. In the event the other Party elects to make such payment on behalf of the non-paying Party, such other Party shall be entitled to recover from the non-paying Party the principle amount of such capital contribution together with all interest referenced above, together with a right to offset any amounts recoverable under this Paragraph against Cash Flow or other amounts otherwise payable to the non-paying Party.

5. TERM. The initial term of this Agreement shall be for Ten (10) years from the date hereof, and shall automatically renew for additional Five (5) year periods unless otherwise terminated by either Party by written notice given no less than six months prior to the expiration of the initial term or subsequent additional period. In no event shall the term of this Agreement continue beyond Forty (40) years from the date hereof unless the Parties hereto agree in writing to extend the term. The terms of this Agreement shall be applicable to the Company and Centers until such time as the operations of the Company and Centers are terminated in accordance with the provisions of this Agreement. Except as otherwise provided in this Agreement, the provisions of this Agreement shall continue in force, and shall be binding upon each Company and the Parties hereto until termination of the last Company and operations at the last Center. It is expressly understood and agreed that while this Agreement shall be applicable to the Company, Sites and Centers, the termination of Company operations at one Center shall have no impact upon the continued viability, enforceability or validity of this Agreement with respect to any other Site, Company, Center, or Party.

6.       COMPANY SITES.

         a. Site Nomination. Either Party may nominate a Site for construction and operation of a Center ("SITE NOMINATION"). Each Site may be selected from any available parcels of real property, including, but not limited to, Discount owned or leased parcels. Such Site Nomination shall be in writing and shall be delivered to the other Party in accordance with the terms of this Agreement. Construction of a Center upon a Site shall not begin unless and until the Parties each give Site Approval (as defined in subparagraph (b) below).

         b. Formal Site Approval. Within thirty (30) days of a Site Nomination, the Parties shall deliver to each other all available and relevant Site Data in their possession, which may include aerial photographs, site layouts, title reports, environmental reports, conditioning and zoning reports, preliminary cost estimates, demographics, sales projections and pro-forma financial statements. Either party may require further Site Data as it deems reasonably necessary, including environmental site assessments. The costs of preparing or obtaining further Site Data shall be treated as an expense of the Company as may be applicable, and shall be shared in proportion to the Parties' respective ownership interests therein.

         Within sixty (60) days of Site Nomination, each Party shall either approve the nominated Site in writing ("SITE APPROVAL") or disapprove the nominated Site. If either Party fails to give its Site Approval within such sixty (60) day period, such Party shall be deemed to have disapproved the Site Nomination. A Party's disapproval of a Site on one or more occasions shall not preclude nomination and approval on a subsequent occasion.

         c. Development Plans. If a Site receives Site Approval from each Party, the Parties shall mutually agree upon and cause to be prepared a "DEVELOPMENT PLAN" for a Center on the approved Site. Such Development Plan may include the following:

                 i. Each Party's designation of a "DEVELOPMENT MANAGER" to represent the Parties in the construction, development and start-up of the Center;



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

                  ii. Plans, drawings, specifications, operational plans, any existing Hazardous Materials disclosures, and other development data necessary for construction and development of the Center;

                 iii. A development and construction budget for the proposed Center, including the estimated costs of any Site Improvements and Building construction;

                  iv.     A start-up budget for the proposed Center;

                   v. A proposed list of required furniture, fixtures, computers, equipment and tools for the Center;

         The costs of preparing each Development Plan shall be the responsibility of the Company. In the event the existing Hazardous Materials disclosures are deemed by either Party to be insufficient, outdated, incomplete, or otherwise unsatisfactory, the Party(ies) may either disapprove the Site, or the Company shall, upon request of either Party, pay for any additional Hazardous Materials disclosures necessary for complete Site assessment and analysis. In the event the Parties are unable to agree on a Development Plan for a particular Site after a period of sixty (60) days from the latest date of Site Approval, either Party may thereafter, in its sole discretion, revoke in writing its Site Approval for that particular Site. No revocation of Site Approval shall affect the operations or various stages of development of any other Center.

         d.      Environmental Considerations.

                 i. Sites Conveyed to the Company. Prior to conveyance of any Discount Site to the Company, Discount shall either: (1) affirmatively represent that Discount does not know of any environmental contamination on the Discount Site; or (2) set forth in writing the nature of any known environmental contamination on the Discount Site. In the event any Discount Site is to be conveyed to the Company, and any environmental contamination is discovered or identified upon such Discount Site prior to the conveyance of the Discount Site to the Company, Discount shall have the option to remediate such contamination at its sole cost, to Q Lube's reasonable satisfaction, and within a reasonable period of time. Should Discount elect not to remediate such contamination, Q Lube shall have the right to either: a) refuse to approve the Site or to revoke its prior Site Approval; or b) approve the conveyance to the Company. In the event both parties approve the conveyance to the Company, and the conveyance is completed, the Company shall accept the Site "as-is" as to environmental considerations.

                 ii. Sites Leased from Discount. In the event any environmental contamination is discovered or identified upon any Discount Site leased to the Company which contamination is found to have existed prior to the Company's possession of the Discount Site, Discount shall indemnify and hold Q Lube and the Company harmless from any liability arising from such environmental contamination. Notwithstanding such indemnity, Discount shall not have the affirmative duty to immediately mitigate such contamination unless otherwise required to do so pursuant to applicable law. Each lease between Discount and the Company shall contain indemnification language consistent with this paragraph.

                 iii. Contamination After Conveyance of Site. In the event any environmental contamination is discovered or identified upon any Discount Site after conveyance of the Site to the Company, the Company shall be responsible to remediate such contamination to the reasonable satisfaction of both Parties.

         In the event any environmental contamination is discovered or identified upon any Discount Site or non-Discount Site after commencement of the operation of a Center upon the Site, and it is determined that the environmental contamination occurred as a result of the actions, omissions or fault of any third party, the Company shall pay for remediation of such contamination to the reasonable satisfaction of both Parties. Notwithstanding the foregoing, nothing herein shall be construed to prevent the Company seeking recovery of all costs, expenses and charges of remediation from any responsible third parties, and nothing herein is intended to be nor shall be construed as granting to any such responsible third party any beneficiary rights of performance by the Company or either Party.

         Any reference to environmental contamination shall also refer to and include the existence of or need for remediation in any matters involving of any Storage Tanks (as defined in Section 7(b)(iv) below).

7.       CONSTRUCTION AND DEVELOPMENT OF CENTERS.

         a. Company Obligations. The Parties agree to fully cooperate with each other in the development of the Sites and the construction of the Centers as provided below. The Company or Additional Entity, as applicable, shall be responsible to pay for all reasonable soft costs associated with the development of Site Improvements and Center construction. Soft costs shall include, but not be limited to, engineering, legal, zoning, architectural and environmental study fees; plans and specifications; licenses, permits and related fees.

         b.      Discount's Obligations.

                 i. Premises. Upon approval of the Development Plan, but prior to commencement of construction, Discount shall either convey the Premises to the Company by general warranty deed or lease the Premises to the Company upon such terms as may be determined between the Company and Discount. Discount and the Company shall determine whether the subject Premises will be leased or conveyed on a case by case basis. The Company shall pay all documentary transfer taxes, costs of transfer and recording costs related to any transfer of the Premises to the Company.

                 ii. Site Improvements. Discount shall construct the Site Improvements for each Center at its sole cost and expense. Discount's Development Manager shall manage,



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

         supervise and direct the construction of the Site Improvements, which construction shall be in accordance with: (1) the Development Plans;
         (2) all Q Lube center development requirements as set forth in the Franchise Agreement and associated documents (as may be changed from time to time); and (3) all applicable building codes and ordinances. Any change order or variance therefrom must be approved in writing by each Development Manager, and if such change order is attributable to unforeseen conditions, each Development Manager shall not unreasonably withhold written approval of such change orders.

                 iii. Utilities. Discount shall, at its sole cost and expense, install all necessary utilities to the Approved Sites stubbed to the footprint of the Building on the Approved Site. Discount's Development Manager shall oversee, direct and ensure the proper installation of all such utilities.

                 iv. Storage Tanks. Discount shall, at its sole cost, obtain permanent closure and removal of any underground storage tanks (herein "STORAGE TANKS"), in accordance with all applicable Federal, state and local regulations. Discount warrants to Q Lube that any action relative to the Storage Tanks, including permanent closure and removal of the Storage Tanks, shall be conducted in such a way as to ensure that such action is undertaken in a manner which causes the least possible disturbance or disruption to the Company's operation or development of a Center.

         c.      Q Lube Obligations.

                 i. Building. Q Lube shall construct the Buildings upon the improved Sites at its sole cost and expense, and upon completion of the same, shall either convey or lease the Building to the Company by bill of sale, deed or lease. Q Lube and the Company shall determine whether each subject Building shall be sold or leased to the Company on a case by case basis. Q Lube's Development Manager shall manage, supervise and direct the construction of the Buildings for each Center. Each Building shall be of first rate quality (that quality required for other newly constructed Q Lube Facilities) and shall be constructed or installed on the Approved Site within a reasonable time after completion of the Site Improvements and in accordance with: (1) the Development Plan; (2) all Q Lube center development requirements set forth in the Franchise Agreement and associated documents (as may be changed from time to time); and (3) all applicable building codes and ordinances. Any change order or variance therefrom must be approved in writing by each Development Manager, and if such change order is attributable to unforeseen conditions, each Development Manager shall not unreasonably withhold written approval of such change order. The Buildings shall generally be prefabricated or modular, unless there exists certain covenants or other agreements enforceable against the Premises, in which event the Building shall be constructed in a manner non-violative of such applicable covenants or agreements. Notwithstanding the foregoing, nothing herein shall be construed to require that the Buildings be prefabricated or modular.

                 ii. Equipment. Q Lube shall, at its sole cost and expense, provide to the Company all initial oil-lube equipment necessary or reasonably required for the operation of each Center; provided that such equipment shall not include those tools and other items included within the Tool Package. Necessary oil lube equipment shall include but shall not be limited to oil pumps, reels, hoses and oil containers.

                 iii. Computers; Furniture. Q Lube shall, at its sole cost and expense, provide the Company for use in each Center all initial computer hardware and software, and office and waiting room furniture of the type and quality normally used in Q Lube Facilities.

                 iv. Tool Packages; Inventory. The Company shall purchase and provide for each Center a Tool Package and all inventory reasonably required for the operation of each Center.

8. INVESTMENT EQUALIZATION. It is the intent of the Parties that each Party's investment in each Center equal its respective Ownership Interest in the Company. To that end, upon completion of a Center, each Party shall submit to the Company an accounting of all actual, reimbursable, out-of-pocket expenses incurred in meeting their respective construction, development and start-up obligations under this Agreement. Reimbursable expenses shall be those expenses mutually agreed upon by the Parties. All expenses shall be subject to audit by the Company, by Q Lube or by Discount. If one Party has expended more funds with relation to a particular Center, the Party which has expended the lesser amount shall pay to the other Party a percentage of the excess so as to make the Parties' respective investments in each Center equal to their respective Ownership Interest in the Company. For purposes of investment equalization, any Premises conveyed and transferred to the Company shall be deemed to have a value equal to the fair market value of the Premises on the date of transfer to the Company. For investment equalization purposes only, the value of any lease shall be determined as follows:

         a. As part of Site Approval, the parties will agree upon the fair market value of the Premises prior to construction of Center improvements, and will also agree upon a discount rate for use in determining a commercially reasonable lease payment for the Premises.

         b.  The parties will agree upon a term of the lease, in years.

         c. The parties will next apply an agreed discount rate to the stream of fair market lease payments calculated pursuant to the terms of paragraph 8(a) to determine the present value of the stream of net lease payments over the term of the lease. The present value so calculated will be deemed to be the value of the lease for investment equalization purposes.

         d. If the parties are not able to agree upon the fair market value of the Premises, the term of the lease, or any applicable discount rate, either party may refuse to grant Site Approval.

The value of any personal property transferred or conveyed to the Company shall be the fair market value of such personal property on the date of transfer or conveyance. All Centers shall be valued individually, and investment equalization shall occur with regard to each individual Center.

9.       COMPANY OPERATIONS.

         a. Franchise Agreement. The Company shall execute a Q Lube Franchise Agreement for and on behalf of each Center, and each Center shall thereby become a franchise facility of Q Lube. The Franchise Agreement for each Center shall be modified as follows:

                 i. Q Lube shall waive the Initial Franchise Fee (described in Paragraph 3(A) of the Franchise Agreement) and any Initial Franchise Fee(s) for future renewals for each Center. Q Lube's waiver of such Initial Franchise Fees shall release it from any obligation (under Paragraph 3(A) of the Franchise Agreement) to contribute funds towards the grand opening of any Center.

                 ii. In addition to the royalty reduction thresholds set forth in Paragraph 3(B) of the Franchise Agreement, Q Lube shall agree that such Paragraph 3(B) shall contain the following royalty reduction threshold for the Company's Centers located within the same DMA:

                          Sales Subject to Royalty               Royalty

                                $7,500,000                       2.50%

                 iii. Paragraph 5(A)(2) of the Franchise Agreement obligates the "Franchisee" of each Center to pay Q Lube a continuing advertising contribution equal to 7.5% of the Gross Revenues generated at each Franchised Center ("ADVERTISING CONTRIBUTION"). Q Lube agrees that the Company shall be entitled to a credit against the Advertising Contribution for each Center equal to Discount's actual out-of-pocket expenses spent on Approved Advertising in the geographical area of each Center; provided that the Company's credit against its Advertising Contribution for a particular Center shall not exceed 5% of the Company's 7.5% Advertising Contribution for such Center. "APPROVED ADVERTISING" shall be defined as advertising and/or promotions of its retail auto parts stores, which also directly advertises and/or promotes the services of the adjacent Centers and which has been previously approved in writing by Q Lube in its reasonable discretion. The Company shall reimburse Discount for any such amounts credited the Company by Q Lube.

         Should there be inconsistencies between this Agreement and the Franchise Agreements, the terms of this Agreement shall control.

         b.      Management of Centers.   Upon completion of each Center, the
Company shall engage Q Lube to operate and manage each Center. The Company and Q Lube shall execute a written management agreement in a form acceptable to both Q Lube and Discount, which form shall be appended hereto as Exhibit "A".

         c. Real Property Subleases. In the event the Company shall desire to utilize a Leased Premises Discount Site as a Company Site, the Company shall execute and deliver to Discount and/or to Discount's Lessor of the subject Leased Premises Discount Site a triple net real property sublease for each such Leased Premises Discount Site. The Company shall lease or sublease the Leased Premises Discount Site from Discount or its Lessor for the same amount due under Discount's lease of the Leased Premises Discount Site. All expenses shall be treated as an expense to the Company.

         d. Building; Personal Property Leases. Q Lube shall execute and deliver to the Company a bill of sale, deed or lease to the Building on each Site. Q Lube and the Company will determine whether each subject Building will be sold, deeded or leased on a case by case basis. The Company shall execute and deliver to Q Lube a lease or leases for all equipment, computers and other personal property owned by Q Lube and used for a Center. The Company shall lease all equipment, computers and other personal property provided by Q Lube (excluding the Tool Packages which it shall purchase) from Q Lube for an amount equal to the fair market lease value of such personal property.

         e. Common Area Maintenance, Real Property Taxes. Unless otherwise agreed in writing, Discount shall be solely responsible for the maintenance of the respective Discount and Company parcels of real property, and shall be responsible to maintain any areas jointly used by the Company and Discount. Such maintenance shall include necessary snow, ice, and garbage removal, as well as maintenance and repair of paving, concrete repair, utility repair, and landscaping. Discount shall be responsible for the payment of real property taxes. The cost associated with common area maintenance and the payment of real property taxes shall be allocated pro-rata between Discount and the Company, based upon their respective square footage of real property.

10.      FINANCIAL AND ACCOUNTING.

         a. Books and Records. The Company shall keep accurate books and records of account in accordance with generally accepted accounting principles consistently applied showing all information necessary for the review and determination of all financial matters pertaining to or relating to the Company and the Centers. The books and records of the Company and each Center shall be open during normal business hours for inspection by the Parties and their respective accountants, in order to determine, with respect to any calendar year ending not more than six (6) years prior to the date of such request for inspection, the correctness of any report or payment made hereunder and to otherwise determine compliance with this Agreement. Any accounting claim under this section not made within six (6) years after the claim has accrued shall be deemed waived by the Party to whom such claim is otherwise accrued. The Company, the Parties, and their respective accountants and agents shall not reveal any knowledge or information obtained pursuant to any such inspection except: (a) as may be relevant to compliance with this Agreement; (b) as may be required by applicable securities laws, regulations, exchanges or markets; or
(c) to the Party's respective banks, lenders and professional advisors for legitimate business purposes. The Company shall provide to the Parties all monthly financial statements and reports as the Parties may hereafter from time to time designate by mutual agreement, but not later than thirty (30) days after the end of each month.

         b. Accounting. Upon either Parties' request, the Company's books and records shall be audited on an annual basis, at the Company's expense, which audit shall be performed by an accounting firm approved by both Parties. Both Parties must agree upon the audit procedure and mechanism. No funds shall be expended for audit services beyond those which are reasonably necessary for sound accounting. The Company shall keep accurate books and records of account in accordance with generally accepted accounting principles consistently applied showing all information necessary for the review and determination of all financial matters pertaining to or relating to the Company or the Centers. All accounting matters shall be on an accrual basis unless otherwise agreed by the Parties. The Company shall be responsible for the cost of preparing and filing any and all tax returns.

         c.      Net Profits.

                 i. Party Entitlement. The Company shall allocate the net profits from Company operations for each fiscal year in accordance with the Parties' respective Ownership Interests in the Company. The determination of profitability or Cash Flow of one Center shall not be impacted by the profitability or Cash Flow of any other Center.

                 ii. Calculation and Payment. The profits of the Centers, as determined on an accrual basis, shall be distributed to the Parties semi-annually on the last day of June and December. The first semi-annual payment of each calendar year shall be equal to the applicable share of the Cash Flow gained by the respective Parties over the first six months of the calendar year. The second semi-annual payment of each calendar year shall be equal to the difference between the applicable share of actual annual profits and the first semi-annual payment made to the Parties during the calendar year. In the event there has been any overpayment to any Party in a given year, such excess payments may be offset against amounts (i.e. profit shares) which become due and owing the following year(s) for the same Center. Each semi-annual payment of profits shall be paid within thirty (30) days of the end of the semi-annual period.

         d. Medium of Payment. All payments or exchanges of monies made pursuant to this Agreement shall be made by cash, certified check, wire transfer, or any other immediately available funds.

         e. Place of Payment. Payment of all amounts due and owing to the Parties under this Agreement shall be delivered to the place and to the person identified in Paragraph 21 herein, or to such other place or person as the payee may hereafter designate to the payor in writing.

         f. Taxes. To the extent that any taxes, duties or government assessments are applicable to any of the services, properties, or possessions provided by or in use by the Company, such payment shall be made by the Company and treated as an operating expense of the Company.

11. REGULATORY COMPLIANCE. The Company shall comply with the laws, regulations, ordinances and requirements of all relevant states, counties, jurisdictions and government agencies (including federal, state and municipal). The Company shall obtain all necessary permits, licenses and authorizations from the relevant governmental authorities necessary for the construction and operation of each Center. Upon completion of a Center, the Company shall be responsible for compliance with all applicable environmental laws and regulations. If and to the extent that Company activities under this Agreement require any approval, permit, license or authorization by, or any registration or filing with, any government, agency or other authority within the province(s) in which the Center is located, or under any law, regulation, ordinance or requirement, then the Company shall obtain or make such approval, permit, license, authorization, registration or filing on a timely basis, at the expense of the Company.

12.      INSURANCE.

         a. General. The Company shall maintain a policy of general liability insurance on each Center, including but not limited to coverage for bodily injury, property damage, and employer liability, in the amount of Five Million Dollars ($5,000,000.00) per person and Five Million Dollars ($5,000,000.00) per occurrence. The required limits may be satisfied by any combination of a primary policy and an excess or umbrella policy.

         b. Party Insurance. Nothing herein shall be construed to prohibit the Company from entering into an agreement with the Parties seeking to extend existing Party insurance to the operations of the Company.

13. PROPERTY TITLE AND OWNERSHIP. At all times during this Agreement, and upon the termination thereof, and/or the termination of operations at any specific Center:

         a. Real Property and Buildings. All real property (except Leased Premises Discount Sites) and Site Improvements (including Company Buildings, fixtures and equipment) conveyed to the Company by deed or bill of sale shall remain the sole property of the Company. Any lease rights in and to any Leased Premises Discount Site, leased Site, or leased Building shall remain the sole property of the Company, until transferred by the Company, and title in and to such leased property, whether real or personal, shall remain as provided for by applicable lease provision and/or other official records.

         b. Q Lube Personal Property. The fixtures, computer hardware and software and all operation related equipment shall remain the sole property of Q Lube.

         c. Joint Property. All inventory, supplies, and personal property of the Company shall remain the sole property of the Company.

14.      TERMINATION.

         a. On Default. Either Party may, for itself or on behalf of the Company, terminate the operation of any Center upon the occurrence of an event of default and compliance with all notices and actions required by Paragraph 21 herein.

         b. By Agreement. This Agreement, or the operations of Center may be terminated upon the written consent of all Parties and the Company.

         c. Bankruptcy. Either Party may, for itself or on behalf of the Company, terminate this Agreement upon the filing of any petition for relief under applicable bankruptcy law by the other Party, or upon the failure to get any involuntary bankruptcy filing dismissed within sixty (60) days from the date of such bankruptcy filing.

         d. Non-Profitability. Either Party may, for itself or on behalf of the Company, terminate operations of a Center upon determination that the Center did not generate a Net Profit for two (2) consecutive years, or upon the determination that the Company Facility has had a Net Loss of Thirty Thousand Dollars ($30,000) or more in any year. For purposes of this Paragraph 14(d) only, "NET PROFIT" shall mean the net gain for a specific period where total sales, revenue and income receipts are greater than the customary and reasonable operating expenses and taxes incurred for the same period, as calculated in accordance with generally accepted accounting principles, and "NET LOSS" shall mean the net loss for a specific period where total sales, revenue and income receipts are less than the customary and reasonable operating expenses and taxes incurred for the same period, as calculated in accordance with generally accepted accounting principles.

         e.      Conditions of Termination by Q Lube.   In the event Q Lube
shall terminate a Center upon any grounds authorized in this Agreement:

                 (1) Discount may, within (30) days of Q Lube's notice of termination, elect in writing to continue operation of the Center. If Discount does timely elect to continue operation of the Center, Q Lube shall authorize the Company to assign its leases with the Company to Discount, which leases shall be re-negotiated to then fair market value. Discount shall indemnify the Company against any and all claims arising under any Company lease assigned to Discount. Discount shall purchase at fair market value any Company and/or Q Lube title or ownership interest in the Premises, Building, and Site Improvements. Discount shall purchase all useable inventory and all other Company property located at the subject Center for book value. Upon such purchase, Discount shall continue to operate the Center as a Q Lube franchisee pursuant to the terms of the Applicable Franchise Agreement, and the Company shall assign to Discount such Franchise Agreement.

                 (2) If Discount does not elect to continue operation, and either the Premises, Site Improvements and/or Building are owned by the Company, then:

                          (i) Discount shall have the first right to purchase any Company and/or Q Lube title or interest in the Premises and Site Improvements for fair market value, and Q Lube shall have the first right to purchase any Company and/or Discount title or interest in the Building for fair market value;

                          (ii) In the event either Discount and/or Q Lube shall refuse to purchase the Premises/Site Improvements and/or the Building, the other party shall have the second right to purchase the same;

                          (iii) In the event the Premises/Site Improvements and/or the Building shall not be purchased by either Party, any interest of the Company in the same shall be liquidated with all proceeds to be treated as liquidation proceeds;

                          (iv) The cost of removing such Company owned Building purchased by a Party or third party purchaser shall be borne solely by the purchasing entity, and purchasing entity shall be required to restore the Site to its prior condition, unless this condition is waived by the Parties; and

                          (v) All tools and inventory will be transferred to other Centers or liquidated.

                 (3) If Discount does not elect to continue operation, and the Building is owned by Q Lube, then with respect to the Building:

                          (i) Q Lube may at its option remove the Building or sell the same to Discount or any third party purchaser;

                          (ii) In the event the Building shall be purchased by Discount or any third party purchaser, such purchasing entity shall pay all costs of moving the Building, if any, and restoring the Site to its prior condition;

                          (iii) In the event Q Lube shall move the Building off the Site, the cost of removing the Building to a destination designated by Q Lube and the cost of restoring the Site to its prior condition shall be borne by Q Lube and Discount in proportion to their ownership interest in the Company.

         f.      Conditions of Termination by Discount.   In the event Discount
shall terminate a Center upon any grounds authorized in this Agreement then:

                 (1) Q Lube may, within (30) days of Discount's notice of termination, elect in writing to continue operation of the Center. If Q Lube does timely elect to continue operation of the Centers, then:

                          (i) Discount shall authorize the Company to assign to Q Lube any of its leases with Discount pertaining to the Premises, which leases shall be re-negotiated to then fair market value;

                          (ii) Q Lube will purchase the useable inventory and all joint Company property located at the Center for book value.

                          (iii) If the Premises and/or Site Improvements shall be owned by Discount, Discount shall, at the sole election of Discount, either sell the Premises to Q Lube at fair market value, or enter into a lease with Q Lube for fair market rent for a minimum lease term of fifteen (15) years;

                          (iv) If the Premises and/or Site Improvements shall be owned by the Company, Q Lube shall purchase the Premises and Site Improvements at fair market value;

                          (v) Q Lube shall purchase all useable inventory and all other Company property located at the Center for book value.

                 (2) If Q Lube does not elect to continue operations, and either the Premises, Site Improvements and/or Building are owned by the Company, then all conditions of Section 14(e)(2) shall apply.

                 (3) If Q Lube does not elect to continue operation, and the Building is owned by Q Lube then the provisions of Section 14(e)(3) shall apply.

         g.      Termination After Initial Term of Agreement.   Unless
otherwise mutually agreed, at the end of the initial Term or any automatic extension thereto, a terminating Party will not have the right to terminate this Agreement as to any less than all Centers.

15.      INDEMNITIES.

         a. Company Indemnity. With respect to each Center, the Company shall indemnify Q Lube and Discount, and their respective officers, agents, officers, directors, employees, and representatives, of and from any and all claims, demands, damages, actions, causes of action, or suits at law or equity, from all costs accruing or to accrue, on account of any and all known and unknown injuries, losses or damages, directly or indirectly sustained to or in any manner related to:

                 i. Any Hazardous Substances found to exist at a non-Discount Site Center, either prior to or subsequent to commencement of Company operations on the Site by the Company, or any employee, agent, invitee or representative thereof, including without limitation all cleanup or remediation or liability of and for hazardous Substances, closure and/or removal of Storage Tanks, and any other actions or omissions related thereto.

                 ii.      The Company's negligence.

                 iii. Any malfeasance, fraud, tortious conduct, dishonesty, misrepresentation, or criminal activity of the Company.

         b.      Discount Indemnities.

                 i. Physical Condition; Title; Environmental. As to any Discount Site or Leased Premises Discount Site used by the Company for a Center, Discount shall indemnify Q Lube, its agents, officers, directors, employees, and representatives, of and from any and all claims, demands, damages, actions, causes of action, or suits at law or equity, from all costs accruing or to accrue, on account of any and all known and unknown injuries, losses or damages, directly or indirectly sustained to or in any manner related to:

                          (1) any Hazardous Materials found to exist upon any Discount Site leased to the Company, which contamination is found to have existed prior to Company operations of the Center;

                          (2)     latent, underground, or other hidden
                 conditions, conditions undisclosed to Q Lube, conditions of which Q Lube has no actual knowledge or which are otherwise not readily observable by visual inspection conducted by walking through the property, or which are otherwise illegal, unsafe, damaging to property or interest, or violative of any ordinance, rule, regulation, or other provision of law of any local, municipal, county, state, district or federal entity, agency or regulatory body in such a manner as to materially or adversely affect the Site for use as a Center (hereafter "UNKNOWN CONDITIONS"); and

                          (3) any liability which may arise due to the continued use of any Center which is caused by or related to the Unknown Conditions which materially or adversely affects the Site for use as a Center.

                          (4) the Site's noncompliance or violation of any ordinance, rule, regulation, or other provision of law of any local, municipal, county, state, district or federal entity, agency or regulatory body (with the exception of environmental violations associated with Site's deeded to the Company) which occurred prior to the date of transfer of the Premises to the Company.

                 ii. Condition of Ownership, Occupancy or Other Prior Right. The indemnity set forth in Paragraph 15(b)(i) above is conditioned upon Discount (or a related entity) being the fee owner of the Site, or Discount occupying the Site prior to presenting the Site to Q Lube for approval as a joint Center.

         c.      Q Lube Indemnities.

                 i. Building. As to any Building constructed or provided by Q Lube and sold to or leased by the Company for a Center, Q Lube shall indemnify Discount, its agents, officers, directors, employees, and representatives, of and from any and all of the following which materially or adversely affect the Building for use in association with a Center:

                          (1) claims, demands, damages, actions, causes of action, or suits at law or equity, from all costs accruing or to accrue, on account of any and all known and unknown injuries, losses or damages, directly or indirectly sustained by Discount which relate to defects in workmanship, materials, and construction of the Building;

                          (2) The Building's noncompliance or violation of any ordinance, rule, regulation, or other provision of law of any local, municipal, county, state, district or federal entity, agency or regulatory body which occur prior to the date of transfer of the Building to the Company.

                 ii. Condition of Ownership, Occupancy or Other Prior Right. The indemnity set forth in Paragraph 15(c)(i) above is conditioned upon Q Lube being the owner of the Building at all times prior to the date of issuance of the initial occupancy permit (or equivalent thereof) for the Building..

         d. Mutual Indemnities. The Parties anticipate and acknowledge that both Parties shall be involved in construction activities in connection with the Centers. Pursuant thereto, the Parties hereby indemnify each other against all claims, demands, damages, actions, causes of action, or suits at law or equity, and from all costs accruing or to accrue, on account of any and all known and unknown injuries, losses or damages, directly or indirectly sustained to or in any manner related to their own construction activities occurring on, around, or in connection with the Centers, or other construction activities relating to the Party's private facilities or private operation at the Site, if any.

16.      WARRANTIES AND CONDITIONS.

         a.      Q Lube Warranties.

                 i. Authorization. Q Lube warrants that the person executing this Agreement on behalf of Q Lube is the duly authorized officer of Q Lube and that by such signature, said officer does act for and on behalf of Q Lube in binding Q Lube to the terms of this Agreement. Q Lube has the corporate power and authority to execute and deliver this Agreement, and to perform hereunder.

                 ii.      Corporate Status.   Q Lube is a corporation duly
         organized, validly existing and in good standing under the laws of the State of Delaware. Q Lube has all necessary corporate powers to own its properties and conduct the business in which it is now engaged.

                 iii.     No Conflict.   The execution, delivery and
         performance of this Agreement will not violate the terms of any instrument, document or agreement to which Q Lube is a party, or by which Q Lube is bound, or be in conflict with, result in a breach of, or constitute (with the giving of notice or lapse of time or both) a default under any such instrument, document or agreement, or result in the creation or imposition of any lien upon any of the property or assets of Q Lube.

                 iv. Valid and Binding Obligations. This Agreement constitutes the valid and legally binding obligation of Q Lube, enforceable in accordance with its terms, and no consent, approval or authorization of any governmental authority, bureau or agency is required in connection with the execution, delivery and performance of this Agreement, or the validity and enforceability of this Agreement.

                 v. Center Materials. Q Lube warrants that all materials provided by Q Lube for construction of the Center Buildings shall be first rate quality, such quality being that quality of other newly constructed Q Lube Facilities. The Parties acknowledge and agree that many, if not all of the Buildings, will be prefabricated or modular.

                 vi.      Title to Assets.   Q Lube warrants that it has clear
         title to all assets conveyed by it to the Company pursuant to this Agreement.

         b.      Discount Warranties.

                 i. Authorization. Discount warrants that the person executing this Agreement on behalf of Discount is the duly authorized officer of Discount and that by such signature, said officer does act for and on behalf of Discount in binding Discount to the terms of this Agreement. Discount has the corporate power and authority to execute and deliver this Agreement, and to perform hereunder.

                 ii.      Corporate Status.   Discount is a corporation duly
         organized, validly existing and in good standing under the laws of the State of Florida. Discount has all necessary corporate powers to own its properties and conduct the business in which it is now engaged.

                 iii.     No Conflict.   The execution, delivery and
         performance of this Agreement will not violate the terms of any instrument, document or agreement to which Discount is a party, or by which Discount is bound, or be in conflict with, result in a breach of, or constitute (with the giving of notice or lapse of time or both) a default under any such instrument, document or agreement, or result in the creation or imposition of any lien upon any of the property or assets of Discount.

                 iv. Valid and Binding Obligations. This Agreement constitutes the valid and legally binding obligation of Discount, enforceable in accordance with its terms, and no consent, approval or authorization of any governmental authority, bureau or agency is required in connection with the execution, delivery and performance of this Agreement, or the validity and enforceability of this Agreement.

                 v. Hazardous Materials. Discount hereby warrants to Q Lube that to the best of its knowledge each Discount Site shall be substantially free of Hazardous Materials prior to the commencement of Center construction, or alternatively warrants that it shall make full disclosure of all Hazardous materials upon a Discount Site in the Site Development Plan. Discount shall provide to Q Lube the MSDS sheets for the materials used in Discount's operations. Said Discount MSDS sheets shall be updated by Discount annually.

                 vi. Center Materials. Discount warrants that all materials provided by Discount for construction of the Site Improvements shall be first rate quality, such quality being that same quality required for newly constructed Discount Centers.

                 vii.     Title to Assets.   Discount warrants that it has
         clear title to all assets conveyed by it to the Company pursuant to this Agreement.

         c. Condition to Performance. Both Q Lube and Discount shall have thirty (30) days from the date hereof to obtain such approval. Each approval will be evidenced by a corporate resolution duly executed by the governing Board of Directors granting approval to enter into this Agreement, and to be bound by the terms, obligations and covenants herein contained, and to convey the benefits herein bestowed. Neither Q Lube nor Discount shall be bound by the terms of this Agreement until such time as their respective Boards of Directors approve the terms hereof.

17.      NON-COMPETITION COVENANTS.

         a. Non-Competition by Discount. Commencing upon the execution of this Agreement and continuing for a period of two (2) years after the later termination of this Agreement or the termination of the last franchise agreement or operations at the last Center, Discount shall not provide Quick-lube Services in any state in which Q Lube provides Quick-Lube Services, within a ten (10) mile radius of any then existing Q Lube business providing quick lube services or a prior operating Q Lube on a Discount Site, either as an independent or as a franchisee or a joint venture partner, with any third party other than Q Lube. As used herein, "QUICK-LUBE SERVICES" shall mean the provision of oil change/lubrication services by an operation which receives 25% or more of its revenues from oil change/lubrication services.

         b. Non-Competition by Q Lube. Commencing upon the execution of this Agreement and continuing for a period of three (2) years after the later termination of this Agreement or the termination of operations at the last Center, Q Lube shall not, in any state in which the Parties operate a joint venture, within a ten (10) mile radius of any then existing Discount Auto Parts store, engage in the operation of a traditional auto parts business or engage in the sale of auto parts and accessories, either as an independent, or as a franchisee or a joint venture partner with any third party other than Discount. As used herein "traditional auto parts business" or to "engage in the sale of auto parts and accessories" shall mean any entity which receives 50% or more of its revenues from the sale of automotive parts or accessories. The terms "auto parts" and "accessories" as used in this Section 17(b) shall not include any auto parts or auto part accessories manufactured by Q Lube, Quaker State, or any affiliated company, including without limitation, products such as "Slick 50," Blue Coral" and other Q Lube or Quaker State brand products.

         c. Other Joint Ventures. Q Lube represents to Discount that as of the Effective Date, and except as previously disclosed to Discount, Q Lube does not have plans, nor is it negotiating with other entities, to develop Q Lube Facilities within the State of Florida other than its joint business agreement with Discount pursuant to this Agreement. The Parties acknowledge and agree that nothing contained in this Agreement shall restrict Q Lube from developing Q Lube Facilities in Florida, whether company owned, franchised or joint ventured; PROVIDED however, if Q Lube reasonably anticipates developing automotive quick lube facilities within the State of Florida, Q Lube shall reasonably notify and consult with Discount prior to proceeding with any substantial negotiations or development. Q Lube hereby grants to Discount the right of first refusal to acquire a fifty percent (50%) interest in any Q Lube company owned or jointly developed Q Lube automotive quick lube facility in the state of Florida. Discount acknowledges that each such facility, as well as all other Q Lube automotive quick lube franchises, will be entitled to a two mile protected zone surrounding such facility, which may limit Q Lube, Discount, or the Company in developing additional quick lube facilities. Nothing contained herein shall entitle Discount to participate with Q Lube in any business relationship other than those involving automotive quick lube services. Discount will not have any right to participate in Q Lube's marine lubrication program.

18. ASSIGNMENT. This Agreement, and all rights and obligations thereunder, may not be assigned or transferred by either Party without the express written consent of the non-assigning Party, which consent shall be in the sole discretion of the non-assigning Party.

19. CONFIDENTIALITY. The Company and Parties shall keep confidential and not disclose any of the terms of this Agreement, trade secrets, customer lists, proprietary information, or financial information to any third party, except to the Party's accountants, tax advisors, attorneys, or when under court order, or when required to carry out the obligations of the Parties under this Agreement, or where reasonable justification otherwise exists. Where reasonable justification is deemed by a Party to exist, the disclosing Party shall contractually require, for the benefit of the non-disclosing Party, that such third party maintain absolute confidentiality regarding the terms of this Agreement and all other related information disclosed by the disclosing Party. Neither Party will issue any press releases relating to this Agreement or the operations of any Center without the express written consent of the other Party as to the timing and content of each press release, which consent shall not be unreasonably withheld.

20. NOTICES. All notices permitted or required to be given pursuant to the terms of this Agreement shall be sent by certified mail, return receipt requested, to the Parties as follows:

         Q Lube:          Q Lube, Inc.
                          c/o Kirk Umphrey, President
                          1385 West 2200 South
                          Salt Lake City, Utah  84119
                          Tel:    (801) 972-6667
                          Fax:    (801) 975-4627

          with copy to:   Stephen K. Christensen, Esq.
                          ALLEN NELSON RASMUSSEN & CHRISTENSEN
                          215 State Street, Suite 900
                          Salt Lake City, Utah  84111
                          Tel:    (801) 531-8400
                          Fax:    (801) 363-3614

         Discount:          Discount Auto Parts, Inc.
                            Attn:  C. Michael Moore
                            4900 Frontage Road South
                            Lakeland, Florida 33801
                            Tel:    (941) 687-9220
                                    (800) 481-4824
                            Fax:    (941) 284-2063

          with copy to:     Taso M. Milonas
                            BROWN CLARK & WALTERS
                            Sarasota City Center, Suite 1100
                            1819 Main Street
                            Sarasota, Florida 34236
                            Tel:  (941) 957-3800
                            Fax:  (941) 957-3888

         a. Change of Address or Addressee. Either Party may at any time notify the other Party at their last provided address of any change of address or persons to which notices under this Paragraph shall be made.

21.      DEFAULT.

         a.      Generally.   Any failure by any Party to fulfill, perform, or
comply with any of the obligations or covenants herein set forth shall constitute a breach and default under the terms of this Agreement.

         b. Notice of Default and Cure. Upon default by any Party of any obligations or covenants contained in this Agreement, the non-defaulting Party shall, as prerequisite to remedy entitlement, provide the defaulting Party with a written "NOTICE OF DEFAULT", specifying the nature of the default. The defaulting Party shall thereafter have thirty (30) days from the date of receipt of the Notice of Default to cure such default, or if such default cannot be reasonably cured within such thirty (30) day period, the defaulting Party shall have thirty (30) days to take substantial and material steps in curing said default, and shall diligently and continuously pursue such cure efforts until such default is fully remedied. In the event the default has not been cured, or a diligent effort has not been made to cure said default within thirty (30) days from the receipt of the Notice of Default as set forth above, the non-defaulting Party shall provide the defaulting Party one additional ten
(10) day Notice of Default. In the event the default has not been cured within such second cure period, the non-defaulting Party may declare this Agreement terminated as to the Center(s) at which such default occurred.

22.      REMEDIES.

         a. General Remedies. Upon the failure of any Party to remedy its breach or otherwise cure any outstanding default or breach as provided in Paragraph 21 herein, the non-defaulting Party shall be entitled to recover all actual damages which are incurred as the direct or proximate result of such default or breach.

         b. Litigation Expenses. In any controversy, claim or dispute arising out of, or relating to this Agreement, or the method or manner of performance thereof, or the breach thereof, the prevailing Party shall be entitled to (in the discretion of a court or arbitration panel) and awarded, in addition to any other relief, all of its reasonable litigation or arbitration expenses, to be paid by the other Party. If no Party wholly prevails, the Party that substantially prevails shall be awarded a reasonable sum for litigation or arbitration expenses (in the discretion of a court or arbitration panel), to be paid by the other Party. In determining what are reasonable litigation or arbitration expenses, the actual amount of attorneys fees the Party is obligated to pay its attorney or attorneys shall be presumed to be reasonable, which presumption is rebuttable, and the actual expense incurred in the proceeding, including but not limited to travel expenses, court costs, and fees, shall be presumed to be reasonable, which presumption is also rebuttable. For purposes of this provision, the term "proceeding" shall include arbitration, administrative hearing or proceeding, bankruptcy, and all judicial proceedings, including appeals therefrom.

         c. Cumulative Remedies. The remedies of the Parties under this Agreement are cumulative, and no election by any Party of one remedy shall preclude the exercise, enforcement or award of any other remedy to which a Party is entitled either by provision by this Agreement or by any other law, source or principle of equity.

23. DISPUTES. Any and all disputes arising between the Parties shall resolved in accordance with the following:

         a. Non-Binding Arbitration. Any controversy or claim between or among the Parties, including but not limited to those arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith, and including but not limited to a claim based on or arising from an alleged tort, shall at the request of either Party first be determined by non-binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The place of arbitration proceedings shall be determined by the type of claim or dispute and in accordance with Subparagraph b.

         b. Arbitrators. The arbitrator(s) or referee(s) shall be selected in accordance with the rules of the American Arbitration Association from panels maintained by the Association. A single arbitrator or referee shall be knowledgeable in the subject matter of the dispute. Where three arbitrators or referees conduct an arbitration or reference proceeding, the claim shall be decided by a majority vote of the three arbitrators or referees, at least one of whom must be knowledgeable in the subject matter of the dispute and at least one of whom must be a practicing attorney. The arbitrator(s) or Referee(s) shall award recovery of all costs and fees (including reasonable attorneys' fees, administrative fees, arbitrators' fees, and court costs). The arbitrator(s) or referee(s) also may grant provisional or ancillary remedies such as, for example, injunctive relief, attachment, or the appointment of a receiver, either during the pendency of the arbitration or reference proceeding or as part of the arbitration or reference award.

         c.      Choice of Law and Consent to Jurisdiction.

                 i. Any claim or dispute arising out of this Agreement shall be governed by the laws of the State of Florida and, subject to the provisions of Paragraph 23, the Parties hereby agree to submit to the jurisdiction of the state and federal courts in Florida to resolve all claims or disputes arising out of this Agreement.

                 ii. Any claim or dispute arising out of a particular Franchise Agreement shall be governed by the laws of the State of Utah and, subject to the provisions of Paragraph 23, the Parties hereby agree to submit to the jurisdiction of the state and federal courts in Utah to resolve all claims or disputes arising out of a particular Franchise Agreement.

                 iii. Any claim or dispute arising out of the landlord-tenant relationship between the Discount and the Company shall be governed by the laws of the state in which the Leased Premises are located and, subject to the provisions of Paragraph 23, the Parties hereby agree to submit to the jurisdiction of the state and federal courts in which the Lease Premises are located to resolve all such claims or disputes.

24.      MISCELLANEOUS PROVISIONS.

         a. Trade Secrets, Trademarks and Other Intellectual Property. It is understood and agreed that all Protected Property of the respective Parties shall remain the sole possession of the Party owning such Protected Property. Notwithstanding any provision of this Agreement to the contrary, nothing herein shall be construed as a grant, conveyance or vestiture by either Party to the other, or to any third party of any rights, interest or entitlement in and to Protected Property, and no use shall be made of a Party's Protected Property for any purpose other than the Company without the written consent of the Party owning the Protected Property. Furthermore, Discount agrees that Q Lube's Protected Property shall not be utilized by Discount, any Additional Entities or Discount related parties in quick lube operations which are not Company operations or Q Lube franchise operations, and further agrees to execute any further documents and agreements as may be reasonably necessary to enforce such agreement of non-utilization.

         b. Bankruptcy/Insolvency. In the event of bankruptcy or insolvency by either Party, the bankrupt Party's interest in this Agreement shall not pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law, except as may specifically be provided pursuant to the Bankruptcy Code (11 USC Section 101, et. seq.), as the same may be amended from time to time.

         c. Severability. If any provision of this Agreement is invalid, unenforceable, or in conflict with applicable law, such provision shall be narrowed, limited and otherwise amended to the extent necessary to make it valid, enforceable and not in conflict with applicable law, with as little change as possible to the original intent and purpose of the provision. If necessary, the provision shall be severed from this Agreement and the remainder of the Agreement shall be enforced unless such enforcement would be inequitable.

         d. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together, shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon, provided such signature page is attached to any other counterpart identical thereto, except having additional signature pages executed by other Parties to this Agreement attached hereto.

         e. Waiver. Acceptance by either Party of any performance less than required under the terms of this Agreement shall not be deemed to be a waiver of the rights of such Party to enforce all of the terms and conditions hereof. No waiver of any such right hereunder shall be binding unless reduced to writing and signed by the Party to be charged therewith.

         f.      Time.  Time is of the essence.

         g. Integration and Amendment. This Agreement (including its Exhibits): (i) represents the entire agreement between the Parties relating to the subject matter of this Agreement, and (ii) supersedes all prior agreements, understandings, representations and warranties relating to the subject matter of this Agreement. This Agreement may only be amended, modified or changed with the written consent of the Parties, regardless of the amount of their then respective Ownership Interests.

         h. Best Efforts and Good Faith. The Parties hereby agree to exercise good faith, cooperation, and reasonable due diligence in carrying out the intent of this Agreement and in carrying out the performance of obligations hereunder. To such extent, the Parties agree to execute all additional documents which may be reasonably required to further carry out the express intent of this Agreement. Neither Party to this Agreement shall commit any act or take any action which frustrates or hampers the rights of the other Party under this Agreement. Each Party shall act in good faith and engage in fair dealing when taking any action under or related to this Agreement.

         i. No Brokers. The Parties represent and agree that no commission, broker fees, finder's fee or similar fees or expenses will accrue or be paid by either Party with respect to this Agreement.

         j. Force Majeure. Except for the payment of money, non-performance of either Party shall be excused to the extent that performance is rendered impossible or impracticable by strike, fire, flood, governmental acts or orders or restrictions, failure of suppliers, labor shortage, or any other reason where failure to perform is beyond the control of the non-performing Party.

         k. Construction. This Agreement represents the wording selected by the Parties to define their agreement and no rule of strict construction shall apply against either Party. Whenever the context reasonably permits, the singular shall include the plural, the plural shall include the singular, and the whole shall include any part thereof.

         l. Successors. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

         WHEREFORE, the Parties having set forth their agreement, do hereby witnesseth the same on the dates herein set forth.


                 BY:         DISCOUNT AUTO PARTS, INC.
                             A FLORIDA CORPORATION

                             By:   /s/ C. Michael Moore
                                ---------------------------------

                             Its:  Chief Financial Officer
                                 --------------------------------

                             Date: March 28, 1997
                                  -------------------------------



                 BY:         Q LUBE, INC., A DELAWARE CORPORATION


                             By:   /s/ Shane D. Smoot
                                ---------------------------------
                             Its:  EVP
                                  -------------------------------

                             Date: March 31, 1997
                                   ------------------------------

STATE OF UTAH               )
                            :  ss.
COUNTY OF SALT LAKE         )


         On March 31, 1997, before me, Helen C. Wright, a Notary Public in and for said State, personally appeared Shane D. Smoot of Q Lube, Inc., personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument Q Lube, Inc., the corporation upon behalf of which he acted, executed the instrument.

         WITNESS my hand and official seal.


                                    /s/ Helen C. Wright
                                    ----------------------------
                                    NOTARY PUBLIC




     *********************************************************************



STATE OF FLORIDA  )
                  :  ss.
COUNTY OF POLK    )

         On March 28, 1997, before me, Katherine N. Mercier, a Notary Public in and for said State, personally appeared C. Michael Moore of Discount Auto Parts, Inc., personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument Discount Auto Parts, Inc., the corporation upon behalf of which he acted, executed the instrument.

         WITNESS my hand and official seal.


                                    /s/  Katherine N. Mercier
                                    ------------------------
                                    NOTARY PUBLIC

                                  EXHIBIT "A"

                             [Management Agreement]

                                  EXHIBIT "B"

                             [Franchise Agreement]